PUBLIC STORAGE, INC.
                         EXHIBIT 11 - EARNINGS PER SHARE



                                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                         ---------------------------------------------------
                                                                             2000                1999               1998
                                                                         ------------        ------------       ------------
                                                                          (amounts in thousands, except per share data)
EARNINGS PER SHARE:

Net income                                                               $   297,088         $   287,885        $   227,019

Less: Preferred Stock Dividends:
   10% Cumulative Preferred Stock, Series A                                   (4,563)             (4,563)            (4,563)
   9.20% Cumulative Preferred Stock, Series B                                 (5,488)             (5,488)            (5,488)
   Adjustable Rate Preferred Stock, Series C                                  (2,052)             (2,024)            (2,024)
   9.50% Cumulative Preferred Stock, Series D                                 (2,850)             (2,850)            (2,850)
   10.00% Cumulative Preferred Stock, Series E                                (5,488)             (5,488)            (5,488)
   9.75% Cumulative Preferred Stock, Series F                                 (5,606)             (5,606)            (5,606)
   8-7/8% Cumulative Preferred Stock, Series G                               (15,309)            (15,309)           (15,309)
   8.45% Cumulative Preferred Stock, Series H                                (14,259)            (14,259)           (14,259)
   8-5/8% Cumulative Preferred Stock, Series I                                (8,625)             (8,625)            (8,625)
   8% Cumulative Preferred Stock, Series J                                   (12,000)            (12,000)           (12,000)
   8.25% Cumulative Preferred Stock, Series K                                 (9,488)             (9,040)                 -
   8.25% Cumulative Preferred Stock, Series  L                                (9,488)             (7,695)                 -
   8.75% Cumulative Preferred Stock, Series M                                 (4,922)             (1,846)                 -
   8.25% Convertible Preferred Stock                                               -                   -             (2,163)
                                                                         ------------        ------------       ------------
Total preferred dividends                                                   (100,138)            (94,793)           (78,375)
                                                                         ------------        ------------       ------------
                                                                          $  196,950         $   193,092        $   148,644
                                                                         ============        ============       ============

Allocation of net income allocable to common shareholders to classes:
      Net income allocable to shareholders of the Equity Stock,
       Series A                                                           $   11,042         $         -        $         -
      Net income allocable to shareholders of common stock                   185,908             193,092            148,644
                                                                         ------------        ------------       ------------
                                                                         $   196,950         $   193,092        $   148,644
                                                                         ============        ============       ============
Weighted average common and common equivalent shares outstanding:

   Basic weighted average common shares outstanding                          131,566             126,308            113,929

   Net effect of dilutive stock options - based on treasury stock
     method using average market price                                            91                 361                428
                                                                         ------------        ------------       ------------
   Diluted weighted average common shares outstanding                        131,657             126,669            114,357
                                                                         ============        ============       ============
Basic earnings per common and common equivalent share                    $      1.41         $      1.53        $      1.30
                                                                         ============        ============       ============
Diluted earnings per common and common equivalent share                  $      1.41         $      1.52        $      1.30
                                                                         ============        ============       ============

                                   Exhibit-11

                                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                                               ---------------------------------------------------
                                                                                   2000               1999               1998
                                                                               ------------        ------------       ------------
                                                                                 (amounts in thousands, except per share data)
DILUTED EARNINGS PER SHARE, ASSUMING CONVERSION OF ANTI-DILUTIVE
   SECURITIES

Net income allocable to common shareholders per calculation above              $   196,950         $   193,092        $   148,644

   Add: Dividends to 8.25% Convertible Preferred Stock                                   -                   -              2,163
                                                                               ------------        ------------       ------------
Net income allocable to common shareholders for purposes of determining
   Diluted Earnings Per Share, assuming conversion of anti-dilutive
   securities                                                                  $   196,950         $   193,092        $   150,807
                                                                               ============        ============       ============

Diluted weighed average common shares outstanding                                  131,657             126,669            114,357

    Pro forma  weighted  average  common  shares  assuming  conversion  of 8.25%
      Convertible Preferred Stock at date of issuance (July 15, 1994)
      until actual conversion date (July 1, 1998)                                        -                   -              1,763
                                                                               ------------        ------------       ------------
Weighed average common shares for purposes of computation of Diluted
   Earnings Per Share, assuming conversion of anti-dilutive securities             131,657             126,669            116,120
                                                                               ============        ============       ============

Diluted Earnings Per Share, assuming conversion of anti-dilutive
   securities (1)                                                              $      1.41         $      1.52        $      1.30
                                                                               ============        ============       ============

(1) Such amounts are anti-dilutive and are not presented in the Company's consolidated financial statements.


In addition, the Company has 7,000,000 shares of Class B Common Stock which are convertible into shares of the Company's Common Stock subject to the attainment of certain earnings milestone by the Company. As these earnings milestones have not been met in 1999 and 1998, the conversion has not been assumed.

                                   Exhibit-11